SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  TEL-ONE, INC.
             (Exact Name of Registrant as Specified in its Charter)

         FLORIDA                       4813                      59-3680738
(State of Incorporation)    (Primary Standard Industrial      (I.R.S. Employer)
                             Classification Code Number)     Identification No.)

                            5414 WEST CRENSHAW STREET
                              TAMPA, FLORIDA 33634
                 TELEPHONE: (813) 781-1921 - FAX: (813) 243-4203
          (Address and Telephone Number of Principal Executive Offices)

                                  W. KRIS BROWN
                           CHIEF EXECUTIVE OFFICER AND
                             CHIEF OPERATING OFFICER
                          (Principal Executive Officer)

                                   COPIES TO:
                          GLENN EVAN GOLDBERG, ESQUIRE
                            GOLDBERG LAW GROUP, P. A.
                             100 SOUTH ASHLEY DRIVE
                              TAMPA, FLORIDA 33602
                  TELEPHONE: (813) 223-4440 FAX: (813) 223-6226
            (Name, Address and Telephone Number of Agent for Service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement, as determined (by market conditions and other factors. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     CALCULATION  OF  REGISTRATION  FEE
=============================================================================================================
                                                             Proposed            Proposed
                                               Unit          Maximum             Maximum          Amount of
   Title of each class of securities       Amount to be   offering price   Aggregate Offering   Registration
           to be registered                 registered     per Unit (1)           Price              Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share     4,000,000  $           2.00  $         8,000,000  $       2,000
-------------------------------------------------------------------------------------------------------------

(1)  Estimated  for  the  sole  purpose  of  computing the registration fee pursuant to Rule 457(o) under the
Securities  Act  of  1933.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               INSIDE FRONT COVER

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This  prospectus  contains  forward-looking   statements.   All  statements
regarding

     o    future  events,
     o    our financial performance and operating results,
     o    our business  strategy  and
     o    our financing  plans

are forward-looking statements. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict,"
"potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors, including the risks described in the "Risk Factors" section and elsewhere in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

                                   PROSPECTUS

                                  TEL-ONE, INC.
                                  -------------

                        4,000,000 SHARES OF COMMON STOCK,
                         OFFERING PRICE: $2.00 PER SHARE


THIS PROSPECTUS relates to 4,000,000 shares of common stock, $.0001 par value of Tel-One, Inc., a development stage, Florida Corporation. Of this amount 1,000,000 shares are being offered by Tel-One and 3,000,000 shares are being offered by selling shareholders. The selling shareholders have agreed with Tel-One not sell any of their shares prior to the sale of all shares being offered by Tel-One.

Prior to this offering there has been no public market for Tel-One's common stock and there is no assurance that such a public market will develop or continue after the completion of this offering. The initial public offering prices of the shares will be determined solely by Tel-One and bears no relation to Tel-One's earnings, assets, book value, net worth, or any other recognized criteria of value. Application will be made for quotation of Tel-One's common stock on the Over The Counter Bulletin Board ("OTCBB").

The shares will be offered on a "best efforts" basis by Tel-One through its officers and directors. There is no minimum amount of shares that must be sold, and offering proceeds will not be placed in any escrow account. This means that Tel-One will have the ability to use the offering proceeds as they are received, regardless of how many shares are sold. The offering will continue for 180 days following the date of this Prospectus.

SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                Total
                                                 Total     Proceeds to the
                              Underwriting    Proceeds to      Selling
           Price to Public      Discounts       Tel-One      Shareholder
--------------------------------------------------------------------------
Per Share  $           2.00  $            -0-  $2,000,000   $    6,000,000
--------------------------------------------------------------------------

     THE DATE OF THIS PROSPECTUS IS DECEMBER 26, 2000

                               TABLE  OF  CONTENTS
                               -------------------

SECTION                                                                      PAGE NUMBER
-------                                                                      -----------
GENERAL INFORMATION                                                                5
PROSPECTUS SUMMARY                                                                 6
       Tel-One, Inc.                                                               6
       The Offering                                                                7
RISK FACTORS                                                                       8
-----------
       No Operating History                                                        8
       Competition                                                                 8
       Dependence on Key Personnel; Need for Additional Executive Officers         9
       Continued Control By Management                                             9
       Shares Eligible for Future Sale                                             9
       Dilution                                                                   10
       Additional Financing                                                       10
       Absence of Dividends                                                       10
       Forward Looking Statements                                                 10
       Offering Price Arbitrarily Determined                                      10
       Absence of Public Market; Determination of Offering Price; Volatility      11
       Penny Stock Regulation                                                     11
USE OF PROCEEDS                                                                   12
DETERMINATION OF OFFERING PRICE                                                   13
DIVIDEND POLICY                                                                   13
DILUTION                                                                          13
CAPITALIZATION                                                                    14
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
       CONDITION AND RESULTS OF OPERATION                                         15
BUSINESS                                                                          16
       Tel-One, Inc.                                                              16
       Growth Strategies for Expansion                                            16
       Services                                                                   17
       Industry Overview                                                          17
       Florida Centrex Contract                                                   18
       Telemedicine and Distance Education                                        18
       Voice over Internet Protocol                                               19
       The Telephony Project Management Industry                                  20
       Growth Strategy                                                            20
       Industry Overview: Video Conferencing                                      20
       Marketing Strategy                                                         21
       Industry Competition                                                       21
       Employees                                                                  22
MANAGEMENT                                                                        23
       Directors and Executive Officers                                           23
       Executive Compensation                                                     24
       Director Compensation                                                      24
       Limitations on Personal Liability of Directors and Officers                24
PRINCIPAL SHAREHOLDERS                                                            25
SELLING SHAREHOLDERS                                                              26
DESCRIPTION OF SECURITIES                                                         26
       Common Stock                                                               26
SHARES ELIGIBLE FOR FUTURE SALE                                                   26
TRANSFER AND WARRANT AGENT                                                        27
LEGAL MATTERS                                                                     27
EXPERTS                                                                           27
ADDITIONAL INFORMATION                                                            28

                               GENERAL INFORMATION

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEL-ONE, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE SHARES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE AFFECTED ON THE OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

As of the date of this Prospectus, Tel-One will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith will file all reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Tel-One intends to furnish its shareholders with annual reports containing audited financial statements after the end of each fiscal year, and make available such other periodic reports as the Tel-One may deem to be appropriate or as may be required by law. Tel-One's fiscal year ends on December 31 of each year.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is therefore urged to read this Prospectus in its entirety. Unless the context otherwise requires, the term "Tel-One" refers to Tel-One, Inc., a Florida corporation. This Prospectus contains forward-looking statements that involve risks and uncertainties. Tel-One's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed in "Risk Factors."

                                  TEL-ONE, INC.

Tel-One, Inc. is headquartered in Tampa, Florida and was formed for the purpose of providing advanced telephony application products and services to Fortune 2000 companies including State and Federal Governments.

Overall, Tel-One, Inc. can be characterized as a Telephony Project Management Services company that provides expertise on advanced telephony projects and schedules used by Fortune 2000 companies and government institutions via outsource agreements and government long-term contracts. Additionally, Tel-One will place an emphasis on the emerging Telephony Voice over Internet Protocol technologies, as well as, direct it's sales and marketing efforts to the specialized application areas of Video Conferencing Tele-Medicine and Distance Education.

Tel-One has recently purchased the contract receivables, net of cost, derived from the fulfillment of services and product delivery required by the contract requirements to the State of Florida Government Centrex Contract. The anticipated receivables to be realized by Tel-One, for the remaining term of the contract years 2001and 2002, should produce an estimated amount of cash flow of approximately $191,003 and $210,103 respectively, or an expected aggregate of $401,106 for the remaining two (2) years.

Tel-One was incorporated in Florida in November 2000 and maintains its executive offices at 5414 West Crenshaw Street, Tampa Florida 33634. Tel-One's telephone number is (813) 781-1921.

Tel-One believes that Voice over Internet Protocol technologies and videoconference services will become two of the fastest growing areas of the telecommunications industry. Despite its early promise, videoconference services has lagged major telecom products such as fax and cellular telephone service, largely because of:

     o     the  cost  of  equipment;

     o the absence of a unified integrated services digital network ("ISDN") which is one form of digital network connectivity available in the marketplace from public switched telephone network providers for high speed digital transfer of data and voice; and

     o     the  availability of adequate origination and termination points.

     According to the Gartner Group, a respected telecommunications research company, the videoconferencing market is growing at 48 percent a year from a base of 1.1 billion dollars in 1995. Another industry research company, Forward Concepts, projects a 40% annualized growth rate from over $1 billion in 1996 to over $5 billion by 2001. International Data Corporation, a market research and information provider that concentrates on the high technology field of business sees the business market for videoconferencing systems climbing to 600,000 systems in 2001. In contrast, they see the heretofore non-existent consumer market also reaching a quarter-million units in 2001, but blossoming to 5.4 million systems in 2005. Finally, another research firm, Frost and Sullivan, predicts staggering growth of videoconferencing sales to $35 billion by 2002.

     This prediction for 2002 is exactly equivalent to the industry forecasts for wireless subscriber growth.

     Tel-One intends to be positioned to participate in this projected growth by providing equipment, services and support for the processing of videoconferences and other closely related communications products and services.

                                  THE OFFERING

Securities Offered        4,000,000  shares  of common stock, 1,000,000 of which
                          Are   being   offered  by  Tel-One  and  3,000,000  by
                          selling shareholders.  See  "Description  of
                          Securities"  and  "Underwriting".

Maximum Offering Price    $2.00  per  share.

Use of Proceeds           General corporate purposes including, but not limited
                          to, organizing expenses, capital expenses, marketing and working capital.

Risk Factors              An investment in the Shares offered hereby involves  a
                          high  degree  of risk and therefore the Shares  should
                          not be purchased by anyone who cannot afford the  loss
                          of their entire investment. Prospective  purchasers of
                          the   Shares  should  carefully  review  and  consider
                          the factors set forth under "Risk Factors" as well as other information contained herein, before purchasing any of the Shares. See "Risk Factors."

                                  RISK FACTORS

An investment in the Shares being offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements and notes thereto.

NO  OPERATING  HISTORY

Tel-One was recently organized in November 2000 and has had no operations to date. Accordingly, Tel-One has no record of an operating history upon which investors may base an evaluation of its performance or any assumption as to the likelihood that Tel-One will be profitable. For at least the current fiscal year, Tel-One is likely to incur losses from startup operations as a result of, among other things, organization expenses, registration expenses, marketing and expansion costs. There can be no assurance that Tel-One will achieve profitability at any time in the future or, if achieved, sustain such profitability. Therefore, Tel-One's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business in a highly competitive industry. See "Business."

RISK

The top business risks that Tel-One faces are recruiting and retaining key personnel, businesses and governments will cease to deploy new telecommunication technologies and that sales growth will exceed Tel-One's ability to perform effectively.

The economic risks affecting Tel-One are that competition will enter the telephony project management field with lower pricing, creating potential gross margin erosion and reducing net profit potential. Aside from government contacts, Tel One, Inc. business and future prospects are difficult to evaluate due to the relatively new approach offered by telephony project management services. Certain risks exists including the:

           - Ability to develop wide acceptance of Telephony Project Management services

           -     Emergence  of  competition

           -     Dependence  on  key  personnel

           -     General  economic  conditions

           -     Changes  in  the  technology  of  products  sold

The success of Tel-One's business depends in part upon Tel-One's ability to attract, train and retain a sufficient number of qualified personnel commensurate with Tel-One's expanding needs. An increase in the turnover rate among Tel-One's employees would increase recruiting and training costs, and if Tel-One were unable to recruit and retain a sufficient number of employees, Tel-One could be forced to limit Tel-One's growth or possibly curtail Tel-One's operations. There can be no assurance that Tel-One will be successful in attracting, training and retaining the required number of employees to support Tel-One's business in the future.

COMPETITION

Tel-One, Inc. will compete in the marketplace of known industry leaders such as NORTEL, AT&T, Verizon and Sprint. These market leaders have a distinct advantage in terms of financial strength, name recognition, quantity of personnel and perception of stability. In order for Tel-One to overcome these disadvantages, Tel One must identify customers seeking alternate suppliers other than the industry leaders or customers dissatisfied with the services of the market leaders or their present vendor. While the market leaders face many challenges in customer satisfaction, Tel One cannot predict the level of service the market leaders will supply in the future.

Tel-One is faced with competition from value-added sellers of communications equipment and services and other retail communication product resellers. There is no assurance that Tel-One will be able to compete effectively in the future. Existing retailers and value-added communications service providers could, if necessary, alter their business strategies and compete more effectively than Tel-One. Additionally, other start-up operations could open in Tel-One's targeted markets, thus hindering Tel-One's growth plans.

Tel-One's current and potential competitors have significantly greater financial, marketing, technical and other competitive resources, and greater name recognition, than Tel-One. As a result, Tel-One competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the promotion and sale of their products and services. There can be no assurance that Tel-One will be able to compete successfully with existing competitors or with new competitors. In addition, competition could increase if new companies enter the market or if existing competitors expand their service offerings. An increase in competition could result in price reductions and loss of market share and could have a material adverse effect on Tel-One's business, financial condition or results of operations.

To be competitive Tel-One will need to invest in engineering, research and development and sales and marketing. There can be no assurance that Tel-One will have sufficient resources to make such investments or that Tel-One will be able to make the technological advances necessary to remain competitive. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom Tel-One will have relationships, to increase the visibility and utility of their products and services. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, Tel-One's business, financial condition and results of operations would be materially adversely affected.


DEPENDENCE  ON  KEY  PERSONNEL;  NEED  FOR  ADDITIONAL  EXECUTIVE  OFFICERS

Tel-One is dependent to a great extent upon the experience, abilities and continued services of W. Kris Brown, its Chief Executive Officer, acting Chief Operating Officer, and Director. The loss of services of Mr. Brown would have a material adverse effect on Tel-One's business, financial condition or results of operation. In order to implement Tel-One's expansion strategy, Tel-One will need to hire additional executive officers, including an experienced chief financial officer and chief operating officer. There can be no assurance that Tel-One will be able to identify the proper individuals or that such individuals would be willing to be employed by Tel-One on terms acceptable to Tel-One. See "Management."

CONTINUED  CONTROL  BY  MANAGEMENT

Upon the sale of all 1,000,000 Shares offered by Tel-One, management of Tel-One will beneficially own 59.77% of Tel-One's outstanding common stock. If all the
                       ------
Shares offered by the Selling Shareholders are sold, management will still own 41.61% of Tel-One's outstanding common stock. Tel-One's stockholders do not
------
have the right to cumulative voting in the election of directors. Accordingly, management will be in a position to exert control over the business and operations of Tel-One, including the election of all directors of Tel-One and approval of all corporate transactions. See "Principal Stockholders."

SHARES  ELIGIBLE  FOR  FUTURE  SALE

Tel-One has issued and outstanding 7,000,000 shares of common stock which were issued to GLC CARA, Inc., SEB Capital, Inc. and Telecom Response, Inc. which has subsequently distributed the shares to its shareholders as a dividend. Tel-One has issued these shares in a private transaction in reliance upon exemptions from registration under the Securities Act. Such shares may be sold only pursuant to an effective registration statement or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Tel-One, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Tel-One or an affiliate of Tel-One. The number of shares of common stock that may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Tel-One, and who has not been an affiliate of Tel-One for 90 days prior to the sale and who has beneficially owned shares acquired from Tel-One or an affiliate of Tel-One for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Tel-One's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices. See "Description of Securities - Shares Eligible for Future Sale."

DILUTION

The investors in this Offering will suffer immediate dilution of $1.79 per Share. See "Dilution."

ADDITIONAL  FINANCING

Tel-One anticipates that the proceeds from the Offering will be sufficient to fund the initial formation of a sales force and offices and implement Tel-One's marketing program. Thereafter, Tel-One may need to raise additional funds to continue to implement its expansion strategy. There can be no assurance that additional financing will be available or if available will be on favorable terms.

ABSENCE  OF  DIVIDENDS

Tel-One is a development stage company and has never declared or paid any cash dividends on its common stock. Tel-One intends to retain its earnings, if any, to finance the growth and development of its business and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit Tel-One's ability to pay dividends on the common stock. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon Tel-One's financial condition, results of operations, capital and legal requirements and such other factors as the Board of Directors deems relevant. See "Dividend Policy."

FORWARD  LOOKING  STATEMENTS

This  Prospectus  includes  "forward-looking  statements"  within the meaning of
Section 27A of the Securities Act, and Section 21E of the Exchange Act. The actual results of Tel-One may differ significantly from the results discussed in such forward-looking statements. Certain factors that may cause such differences include, but are not limited to, the factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which apply to certain forward-looking statements, are not applicable to this Offering.

OFFERING  PRICE  ARBITRARILY  DETERMINED

The offering price of the shares has been determined solely by Tel-One and is not necessarily related to Tel-One's assets, earnings, book value or any other objective standard of value.


STATE REGISTRATION REQUIRED FOR SALES OF SHARES MAY RESTRICT THE TRANSFERABILITY OF THE SHARES COVERED IN THIS PROSPECTUS.

     Under some state securities laws, shares of common stock may not be sold unless they are qualified for sale or are exempt from the registration requirements of the state in which the prospective purchaser lives. Tel-One will use best efforts to register and qualify Tel-One's common stock under the state securities laws in which Tel-One believes it necessary to do so. Failure to register and qualify Tel-One common stock under applicable state securities laws may indefinitely restrict the ability of a shareholder in a particular state to transfer his or her shares.

ABSENCE  OF  PUBLIC  MARKET;  DETERMINATION  OF  OFFERING  PRICE;  VOLATILITY

Prior to this Offering, there has been no public market for the Shares, and there can be no assurance that any active trading market will develop, or, if any such market develops, that it will continue. Accordingly, unless and until a public market develops, purchasers of the Shares may experience difficulty selling or otherwise disposing of their Shares.

From time to time after this Offering, there may be significant volatility in the market price of the common shares. Quarterly operating results of Tel-One or other developments affecting Tel-One, such as announcements by Tel-One or its competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of Tel-One's common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies.

PENNY  STOCK  REGULATION

Tel-One intends to seek quotations of Tel-One's securities on the NASDAQ's Over The Counter Electronic Bulletin Board. In the absence of the common stock being quoted at a market price of at least $5.00 per share or certain other exemptions, trading of the common stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Furthermore, broker/dealer's must disclose the compensation of the broker/dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for at least three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

Tel-One will initially be subject to the regulations applicable to penny stocks. Accordingly, the market liquidity for Tel-One's common stock will be affected, limiting the ability of broker/dealers to sell the securities and the ability of purchasers in this Offering to sell their Shares in the secondary market.

                                 USE OF PROCEEDS

Assuming the sale of the securities offered hereby, the net proceeds to Tel-One, after deducting estimated expenses payable by Tel-One in connection with the Offering are estimated to be approximately $1,910,000. Tel-One expects to use
                                            ----------
the  net  proceeds  as  follows:


                                                  PERCENTAGE OF
PURPOSE                               AMOUNT      NET PROCEEDS
--------------------------------  --------------  -------------
Registration Expenses             $       31,000          1.55%
Blue Sky, Printing and Engraving
And Miscellaneous Expenses        $       30,000          1.50%
Working Capital                   $    1,939,000         96.95%
                                  --------------  -------------
Total                             $    2,000,000        100.00%

Pending application of the proceeds of this Offering, Tel-One intends to invest the net proceeds in certificates of deposit, money market accounts, United States government obligations or other short-term interest bearing obligations of investment grade.

The foregoing represents Tel-One's best estimate of its allocation of the net proceeds of the sale of the shares based upon Tel-One's business plan and current economic and industry conditions and is subject to reapportionment among the categories listed above in response to, among other things, changes in its plans, regulations, industry conditions and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in Tel-One's contemplated operations or business plan and changes in economic and industry conditions.

Tel-One believes that the net proceeds of this offering will be sufficient to augment working capital, to use for expansion of office locations in key targeted metropolitan areas around the country, to develop a definitive sales, marketing and advertising program, and to attract and retain top project management sales and technical employees.

Additionally, Tel-One, Inc. plans to use a portion of the proceeds to research the development of new videoconference applications for specific Tele-Medicine markets.

This belief is based upon assumptions and there can be no assurance that the assumptions underlying Tel-One's plans will prove to be correct. After this six-month period, or sooner if Tel-One's assumptions prove to be incorrect, Tel-One may require additional capital in order to meet its then current plans for expansion and capital requirements. Such financing may take the form of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that Tel-One will be able to obtain additional capital on a timely basis, on favorable terms, or at all. In any of such events, Tel-One may be unable to implement its current plans for expansion. See
"Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                         DETERMINATION OF OFFERING PRICE

There  is  currently  no public market for Tel-One's common stock. Tel-One, Inc.
plans to offer shares at prices arbitrarily determined from time to time by Tel-One, up to a maximum of $2.00 per share. The actual price at which shares will be sold will be determined by various factors, including without limitation, general market conditions, the number of shares being purchased and the amount of funding required by Tel-One to implement its business plan. The offering price is not an indication of and is not based upon the actual value of Tel-One, Inc. It bears no relationship to the book value, assets or earnings of Tel-One, Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                 DIVIDEND POLICY

Tel-One has never paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by Tel-One on its common stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit Tel-One's ability to pay dividends on its common stock.

                                    DILUTION (1)

As of November 30, the net tangible book value of Tel-One's common stock was $354,469 or $.04 per share of the common stock. The net tangible book value of Tel-One's common stock is the tangible assets less total liabilities. Dilution per share represents the difference between the amount paid per share by purchasers in this offering and the net tangible book value per share after the offering.

After giving effect to the sale by Tel-One of 1,000,000 shares of common stock offered hereby and the application of the net proceeds thereof, the net tangible book value of Tel-One's common stock as of November 30, 2000 would have been approximately $2,293,469 or $.21 per share. This represents an increase in the net tangible book value per share of $.18 to Tel-One's existing shareholders and an immediate dilution of $1.79 per share to new stockholders purchasing common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share                          $2.00
Net tangible book value per share before offering                $ .03
Increase per share attributable to payments by new stockholders  $ .18
Net tangible book value per share after offering                 $ .21

Dilution per share                                               $1.79
                                                                 -----



------------------
(1) Assumes that Tel-One sells the Shares for $2.00 per Share maximum offering price.

     The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of common stock purchased from Tel-One, and the total consideration and the average price per share paid:

                                        Percentage of
                                         Outstanding
                                          Shares of
                                        Common Stock                Percent of Total  Average
                        Shares of     -----------------     Total    Consideration   Price Per
                          Common                       Consideration      Paid         Share
                          Stock                            Paid(2)   --------------  ---------
                      --------------                     ---------
EXISTING STOCKHOLDER     10,000,000              90.91%      4,575            .23%
NEW INVESTORS             1,000,000               9.09%  2,000,000          99.77%  $     2.00
TOTAL                         100.0%               100%


                                 CAPITALIZATION

The following table sets forth the capitalization of Tel-One as of November 30, 2000, and as adjusted to give effect to the sale by Tel-One of 1,000,000 Shares. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                        November 30, 2000  November 30, 2000
                                                             Actual           As Adjusted(3)
Total current liabilities:                                          8,550              8,550
Long-term debt:                                                         0                  0
Stockholders' equity: Common stock $.0001 par value,                1,000              1,100
100,000,000 shares authorized; 10,000,000 shares
outstanding; 11,000,000 shares outstanding as adjusted
Additional paid-in capital                                        365,594          2,365,494
Total Stockholders' Equity                                        365,477          2,365,477
Total Liability and Stockholders' Equity                          374,027          2,374,027


_______________________

(2) Consisting  of  $2,075  in  cash  and  $2,500  in  services.

(3) Assumes  sale  of  1,000,000  shares  of  Common  Stock at $2.00 per Share, less expenses  estimated  to  aggregate  $61,000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THIS DISCUSSION INCLUDES "FORWARD-LOOKING" STATEMENTS THAT REFLECT TEL-ONE'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. TEL-ONE USE'S WORDS SUCH AS "EXPECT", "ANTICIPATE", "BELIEVE" AND "INTEND" AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD BE AWARE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM TEL-ONE'S EXPRESSED EXPECTATIONS BECAUSE OF RISKS AND UNCERTAINTIES INHERENT IN FUTURE EVENTS, PARTICULARLY THOSE RISKS IDENTIFIED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, AND SHOULD
NOT  UNDULY  RELY  ON  THESE  FORWARD  LOOKING  STATEMENTS.  TEL-ONE  WILL  NOT
NECESSARILY UPDATE THE INFORMATION IN THIS DISCUSSION IF ANY FORWARD-LOOKING STATEMENT LATER TURNS OUT TO BE INACCURATE.

                                    OVERVIEW

Tel-One, Inc. is a development stage company that was organized as a Florida corporation on November 3, 2000. Since its inception, Tel-One's activities have been limited to developing its business plan, issuing common stock to the founders, preparing initial financial statements and preparing for this offering.

On November 3, 2000, Tel-One issued 2,5000,000 shares of its $.0001 par value respectively to GLC CARA, Inc., and 2,500,000 shares to SEB Capital Inc, in exchange for organization efforts of Tel-One.

On November 7, 2000 Tel-One issued 5,000,000 shares of common stock to Telecom Response in exchange for the rights to the contract receivables, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract identified as State of Florida contract number 730-030-99-1.

COMPARISONS  OF  OPERATIONS  SINCE  INCEPTION  TO  NOVEMBER  30,  2000
----------------------------------------------------------------------

For the period ended November 30, 2000, Tel-One did not have any revenues as it is in the development stage. For the period ended November 30, 2000 no salaries were paid. During the same period, accounting expenses were $1,075 reflecting normal accounting expenses in connection with Tel-One's efforts to establish its' accounting system. Additionally, for the same period, amortization expenses were $42.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

Tel-One is in the development stage and its operations to date have been funded by capital contributions from its' stockholders. Without the funding provided by the Offering, Tel-One will not have sufficient capital to implement its business plan. (See "Risk Factors").

As of the date of this Prospectus, Tel-One had no material commitments for capital expenditures.

                                    BUSINESS

                                     TEL-ONE

Headquartered in Tampa, Florida, Tel-One will offer a comprehensive range of Telephony Project Management Services that include the areas of voice, data and video applications. Tel-One will be utilizing the experience of management and support teams to develop, implement and support specific design applications for it's intended customer base.

In addition, Tel-One intends to respond to Federal, State and County government "Bids and Contracts" for telephony project management services corresponding to Tel-One's core business of Telephony Project Management Services products for voice, data and video products.

The Telephony Project Management Services to be offered by Tel-One will comprise the disciplines of consulting and field operations. Consulting services undertake the responsibility to understand a customer's technology direction, the interactions between the customer's divisions and geographical boundaries and to meet specific product and service requirements within a defined budget. The field operation service is the actual implementation of providing the products and technical services to fulfill the customer requirements. Telephony Project Management Services is designed to satisfy the following criteria:

     -    Determining  a  solution  for  the  customer  requirements

     -    The  assembling  of  required  product  and  technical  resources

     -    Launching  the  project  for  implementation

     -    Providing  technical  support services during and after implementation

Tel-One intends to market a broad range of telecommunications systems, telephony peripheral equipment and videoconferencing systems from leading telecommunication manufacturers and software development companies.

Tel-One intends to be organized into three distinct business segments, each will have responsibility for its own profitability. The segments will be telephony project management services, government contracts, and videoconferencing applications.

Tel-One's executive offices are located at 5414 West Crenshaw Street, Tampa, Florida 33634

TELEPHONY  PROJECT  MANAGEMENT  SERVICES

Tel-One will provide telephony project management services for Fortune 2000 companies on an array of telecommunications applications ranging from voice, data and video. Most often, Telephony Project Management Services will be outsourced by the client through annual representation agreements, which define the scope of the project(s) for the customer and the commitment of deliverables by Tel-One. The Telephony Project Management Services fee schedule is based on the expertise of qualified personnel required for the project(s) ranging from Project Managers to clerical support.

Tel-One hopes to enjoy a high level of client retention and continue to be assigned Telephony Project Management Services projects long after the initial project has been completed. Tel-One plans to launch a target marketing campaign to increase the awareness of Tel-One services and increase revenue opportunity

PRODUCTS

Tel-One will provide and sell telephony products based on government contract requirements and client applications for Telephony Project Management projects. At this time Tel-One does not manufacture telephony products. Product sales are secured from leading manufactures that are specifically selected based on client "best fit" requirements.

Tel-One's target client base has requirements for the following telephony products and projects:

  PBX Systems              Electronic Key Systems     Video-Conferencing Systems
  Voice over IP Systems    Unified Messaging Systems  Medical Imaging Software
  Microwave Communication  Fiber Optics Backbone      Audio/Video Systems
  Call Processing Systems  Voice Logging Systems      Data Cabling Systems
  Centrex Services         Tele-Medicine Systems      Call Center Systems

Potential product sales to clients are represented by the following manufactures:

  NORTEL Networks               AT&T
  Toshiba                       Inter-Tel
  3Com                          AVT
  Mercon Electronics            Tandberg
  Adtran                        IBM
  Valcom                        Viking
  Plantronics                   Second Opinion Software
  American Medical Development  Sony

SERVICES

Tel-One's project management and technical services provided to meet client requirements are as diverse as company personnel assigned to each project.

Tel-One telephony project management and technical services encompass the following areas:

  Product Evaluations            Site Audits
  System/Network Design          Testing and Quality Assurance
  Project Implementation         Scope of Work Schedules
  Database Design/Input          Site Preparation
  On Site Installation Services  In-Service Training Program
  Remote Tech Support            As Built Drawing
  Project Documentation          Help Desk Services

In addition to standard Telephony Project Management Services, Tel-One will consider and accept projects based on specific client requirements on leading edge technology changes, complex or hazardous site applications, vintage system technical support and disaster recovery plans.

Tel-One will be highly selective in recruiting experienced operations personnel from leading manufacturer's management teams. Each project manager must draw form acquired experience derived from field operations, established relationships with manufacturing sources, trade sources and field experts to manage client projects effectively.

Tel-One seeks affiliations and associations with experienced telephony companies and personnel across the country to provide national coverage for many clients. Tel-One hopes to gain the reputation of being the first contact to assemble technical resources any where in the country to respond to urgent requests or emergency conditions.

FLORIDA  GOVERNMENT  CENTREX  CONTRACT

Tel-One, Inc.'s principal asset is the rights to the contract receivables, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract identified as State of Florida contract number 730-030-99-1. This contract commenced on August 4, 1998 by and between The State of Florida and Telecom
Response,  Inc.  and  has  an  initial  term expiration date of January 1, 2003.

The purpose of the contract was for the purchase of telephone instruments such as featured-phones, data instruments and other peripherals by all State of Florida agencies and other eligible users able to purchase such equipment and services through the State of Florida Contract for Centrex Services.

Centrex Services for any given State, like the State of Florida, is provided by the establishment of direct telephone line service by area Telephone Company Service Providers as a network within a defined local geographic market. This arrangement provides for an uncomplicated method for employees located within the defined market to quickly and effectively establish communications without the encumbrance of stepping through a process of dialing various local seven or ten digit numbers. Simple coded processes for interactive dialing to different agencies and departments of the State are put in place for direct calling to those establishments. The type of telephone sets used is typically either analog or digital sets depending on the local Telephone Company Service
Provider's central office set up for each State agency or department physical address. The most commonly used telephone sets for Centrex Service requirements are, or have been, Nortel Manufactured telephone sets of various models.
Telecom Response is a reseller, installer and service provider of Nortel products.

As consideration for the assignment of proceeds, net of cost, to the Florida Government Centrex Contract to Tel-One by Telecom Response, Tel-One has issued 5,000,000 shares of Tel-One common stock to Telecom Response.

Based on past and current experience by Telecom Response with the ordering habits of the State of Florida, under the Centrex Contract Agreement, the anticipated net of cost receivables to be realized by Tel-One, for the remaining term of the contract for years 2001 and 2002, should produce an estimated amount of cash flow of approximately $191,003 and $210,103 respectively, or an expected aggregate of $401,106 for remaining two (2) years. Assuming a 7% discount rate based on estimated current average certificate of deposit rates, the net present value of the estimated cash flow for all two years remaining should be $362,019.

VIDEO  CONFERENCING

Tel-One is involved in advanced video conferencing applications in the areas of Tele-Medicine and Distance Education

TELEMEDICINE  AND  DISTANCE  EDUCATION

TELEMEDICINE

Telemedicine has been generally defined as the use of telecommunications to provide medical information and services. It can be as simple as one health practitioner talking to another over the telephone or as complex and sophisticated as broadcasting over satellite technology from different parts of the world.

Tel-One will be positioning itself to direct marketing and sales activities in the Telemedicine arena by supplying communications solutions via the use of specialized videoconferencing equipment manufactured and designed specifically for use by an assortment of medical physicians, clinicians, practitioners and specialist. This area of telemedicine is very useful when a 'face-to-face' consultation is necessary between a patient, their provider or clinician or attending doctor and a specialist needing to evaluate the condition of the patient in a 'real-time' situation.

Telemedicine videoconferencing equipment is emerging as quite an effective tool in the Health Care Industry by allowing medical and health care providers to save a significant amount of time, and money, by eliminating the need for specialist or physicians to travel long distances in order to provide their services. Almost all specialties of medicine have been found to be conducive to this kind of consultative technology, including psychiatry, internal medicine, rehabilitation, cardiology, pediatrics, obstetrics and gynecology. There are also many peripheral devices that can attach to Telemedicine videoconferencing equipment that can aid in an interactive examination. For instance, an otoscope allows a physician to see inside a patient's ear; a colposcope used for vaginal exams allows a specialist to determine abuse cases; or a stethoscope allows the consulting physician to hear the patient's heartbeat.

Additionally, Tele-medicine videoconferencing has been found to be very effective in answering and satisfying the Continuing Medical Education need associated with the Health Care Industry.

Tel-One plans to not only provide specialized videoconferencing type equipment for the unique area of Tele-medicine, but will also be positioning itself to provide the connectivity project management services needed to implement the networks that will be structured for the systems to work efficiently and effectively.

DISTANCE  EDUCATION

Distance Education or Learning is a form of instruction in which video and audio technologies are used to allow students to attend an educational experience in a location distant from where the course is being presented.

Through distance education, a teacher, instructor or specialist can expose students to people, places, and experiences without the traditional restrictions of time limitations or geographical barriers. Various types of communications network capabilities are being expanded around the country that allows Distance Education Videoconferencing Equipment to be used quite effectively to enhance education. The demand for this type equipment and services is growing steadily as can be attested by the amount of various grants being issued for this specific purpose.

Tel-One is planning to position itself as a provider of both equipment and services in this business. The United States Government, particularly in the Education sector, has been and will be taking steps to upgrade and enhance the ability for educators and education systems to use the latest technologies available for improving the delivery of information and data to students of all levels throughout the country.

Management of Tel-One intends to provide for the sale and delivery of Distance Education Systems the latest in technologies and designs. The implementation of Distance Education Video Conferencing Systems relies heavily on the ability of the installing firm to understand the concepts of, not only, videoconferencing, but sound and network communications as well.

Tel-One expects to be positioned to provide the needed expertise to evaluate, design and install a multiple of systems for most education classroom environments.

VOICE  OVER  INTERNET  PROTOCOL

Tel-One intends to provide products and services in the fast emerging business industry segment of Voice over Internet Protocol.

Voice over Internet Protocol has been generally defined as technology used to transmit voice conversations over a data network using Internet protocol. Such a data network may be the Internet or a commercial, medical, government, or educational internet typically referred to as a local area network (LAN) or wide area network (WAN) or a combination of all the above. As an industry segment of business, Voice over Internet Protocol is in its infancy stage of growth but is predicted to have significant impact on the way voice communications will take place as business and industry move into the future.

Internet and networking technologies are advancing rapidly to expand the use and speed on the networks to allow for greater amounts of data, and now voice, to be carried over the system. Simply, the Internet is many large computer networks joined together over high-speed backbone (part of the communications network which carries the heaviest traffic of information) data links ranging in different levels of speed. Technology advances are allowing these high-speed backbone data links to expand and grow to allow for increasing amounts of data and voice to be processed at faster speeds.

Tel-One intends to position itself as a provider of both products and services by developing partnerships with world-class manufacturers of Voice over Internet Protocol products. The business market segment Tel-One seeks to pursue in Voice over Internet Protocol arena will be small (25 to 50 employees) to medium (51-1000 employees) sized firms.

THE  TELEPHONY  PROJECT  MANAGEMENT  INDUSTRY

For many years, firms have attempted to roll out expensive and complex telephony projects using general specifications derived from in-house personnel and limited tele-communications experience. This often resulted in poor product choices, less than desired performance, cost overruns, design flaws, un-anticipated network problems and missed due dates and deadlines. Often the use of third-party equipment vendors and supplier personnel provided little to no improvement then the efforts of in-house personnel.

The current and future condition of the industry is that as new technology drives companies to replace old vintage telephony systems, the time frame to implement these changes is often hindered by the availability of qualified technical resources. For several years Fortune 2000 companies have been in a hiring frenzy to locate qualified personnel to fill positions necessary to fulfill large-scale implementation plans. These companies have experienced high personnel turn over rates despite high salaries and bonus packages. Outsourcing of experienced telephony companies has become an extensively used and viable alternative for many firms faced with critical deadlines. Tel-One intends to position itself to provide valuable outsource services to meet the demands of corporate or government deadlines.

GROWTH  STRATEGIES  FOR  EXPANSION

Tel-One's goal is to become a technological, service-oriented leader in the telecommunications field, with operating systems and personnel to design and implement quality systems based on specific customer requirements. Tel-One will initially focus its efforts on marketing Tel-One's Telephony Project Management Services segment of business, and will provide customer solutions using products manufactured by market leaders.

QUALITY  &  CUSTOMER  SUPPORT

Tel-One realizes that quality customer support is paramount to building a good reputation and to establishing satisfied customers over the long term. Tel-One also believes that given the generally poor level of customer support provided by other telecommunications firms, developing an excellent customer support team is vital to Tel-One's efforts to differentiate itself from the competition. As such, customer support, administrative and technical, for all levels of service will be among Tel-One's highest priorities. Tel-One intends to develop a strong reputation for truly superior customer support at all levels. Tel-One will strive to hire individuals with experience in telecommunication and Internet Protocol Telephony applications and to add value to its customer support team.

INDUSTRY  OVERVIEW:  VIDEO  CONFERENCING

According to the Gartner Group, a respected telecommunications research company, the videoconferencing market is growing at 48 percent a year from a base of 1.1 billion dollars in 1995. Another industry research company, Forward Concepts, projects a 40% annualized growth rate from over $1 billion in 1996 to over $5 billion by 2001. IDC sees the business market for videoconferencing systems climbing to 600,000 systems in 2001. In contrast, they see the heretofore non-existent consumer market also reaching a quarter-million units in 2001, but blossoming to 5.4 million systems in 2005. Finally, another research firm, Frost and Sullivan, predicts staggering growth of videoconferencing sales to $35 billion by 2002. This prediction for 2002 is exactly equivalent to the industry forecasts for wireless subscriber growth.

Tel-One intends to be positioned to participate in this projected growth by providing equipment, services and support for the processing of videoconferences and other closely related communications products and services.

MARKETING  STRATEGY

Tel-One, as a company, will initially market a concept of Telephony Project Management that is available from existing relationships through Tel-One's President, W. Kris Brown. Next, Tel-One intends to utilize a marketing campaign to broaden the scope of services and generate additional new business.

Tel-One's marketing objectives will be to create identity, increase sales, and enhance customers' experiences and retention. Tel-One's initial plan includes targeted marketing programs designed to reach local segments of key markets.

Tel One, Inc.'s overall advertising and promotional objectives will be to position Tel-One as the leader in the market.

Tel-One will develop an advertising campaign built around Telephony Project Management Services beginning with a "who we are" statement and supporting it with ads that reinforce this message. Furthermore, Tel-One will develop a consistent reach and frequency throughout the year. Tel-One will support various telephony and video conferencing products. As such, Tel-One will promote these products via a vigorous Sales/Marketing program to be implemented.

Tel-One's  business  plan  will  be  to conduct a marketing analysis in order to
identify  target  companies  and  better understand competitors.   Tel-One, Inc.
expects  that  the  marketing  analysis  will  take  the  following  form:

-     Search  for  research firms or individuals familiar with the target market
-     Choose  appropriate  firm  or  individual
-     Search  for  target  companies  in  known  market
-     Determine  contact  people  at  target  companies
-     Determine  product  need  of  target  companies
-     Determine  timing  requirements  of  target  companies
-     Search  for  new  markets  and  applications  for  the  product

Tel-One, Inc. will then hire sales staff to begin marketing Telephony Project Management Services and associated products required for client projects. Tel-One anticipates that the market analysis will take about 5 months from the date of this offering. The hiring of sales staff and marketing of the product line will commence after the completion of the marketing analysis. Tel-One intends to hire sales staff whose qualifications are commensurate with those determined by the marketing analysis.

In addition to standard advertising practices, Tel-One hopes to gain considerable recognition through client referrals and industry trade sources. Tel-One's management understands that targeted advertising will play a critical role in gaining market share. With this in mind, Tel-One intends to develop an aggressive, comprehensive marketing plan to build its market and educate customers as well as developing name recognition and loyalty. Tel-One's advertising programs will be designed to capture market shares and provide name recognition.

INDUSTRY  COMPETITION

Tel-One believes that the principal competitive factors in the telecommunications industry include the ability to identify and respond to customer needs, quality and breadth of service offerings, price and technical expertise. Tel-One's ability to compete also depends in part on a number of competitive factors out of Tel-One's control, including the ability to hire and retain employees, the development by others of products and services that are competitive with Tel-One's products and services, the price at which others offer comparable products and services and the extent of Tel-One's competitors' responsiveness to customer needs. There can be no assurance that Tel-One will be able to continue to compete successfully with existing competitors or with new competitors.

EMPLOYEES

Tel-One does not currently have any employees, consultants or independent contractors. Tel-One will rely on Mr. W. Kris Brown, President, and Mr. Chuck Williams, Secretary. Since Tel-One has no other employees, if Tel-One loses their services, Tel-One will cease operations causing your investment to be worthless. Tel-One expects to hire other personnel as necessary for sales and marketing, and administration.

Tel-One will depend upon the continued services of these two executive officers. Since Tel-One has no other executive officers and no capital with which to attract others at this time, the loss of their services could cause Tel-One to go dormant or to close down, which would cause the value of your common stock purchased in this offering to become worthless.

Tel-One does not currently maintain "key-man" life insurance on executive officers, and there is no contract in place assuring their services for any length of time.

Tel-One relies on it's officers to start and operate Tel-One even though Tel-One has no commitments for contracts and may not be able to generate such contracts or commitments in the future. If Tel-One is unable to generate such contracts or commitments, the value of your investment may decline or become totally worthless.

Tel-One expects to expend significant time and effort in expanding business, including the potential for acquiring other businesses. This growth may place a significant strain on Tel-One's resources. Tel-One cannot be certain that it's systems; procedures and controls will be adequate to support operations as they expand. Any future growth also will impose significant additional responsibilities on members of management, including the need to identify, recruit and integrate new senior level managers and executives. Tel-One cannot be certain of identifying and retaining such additional managers and executives. As a result, Tel-One cannot assure you that Tel-One will be able to expand its business or manage any future growth effectively and profitably.

DESCRIPTION  OF  PROPERTY

As of the date of this prospectus, Tel-One has no properties and has no agreements to acquire any properties. Tel-One currently use the offices of Telecom Response, Inc. at no cost to Tel-One. Telecom Response, Inc. has agreed to continue this arrangement until Tel-One begins operations.

When operations commence, Tel-One's need for office space will likely increase and Tel-One intends to lease such space as needed. A portion of the proceeds from this offering has been allocated to leasing office space once operations are commenced (see "Use of Proceeds").

LEGAL  PROCEEDINGS

Tel-One is not currently involved in any litigation that is expected to have a material adverse effect on its business or financial position. There can be no assurance, however, that third parties will not assert infringement or other claims against Tel-One in the future that, regardless of the outcome, could have an adverse impact on Tel-One as a result of defense costs, diversion of management resources and other factors.

                                   MANAGEMENT
DIRECTORS  AND  EXECUTIVE  OFFICERS

The following table sets forth certain information with respect to the directors and executive officers of Tel-One:

Name              Age        Position
----------------  ---        --------
W. Kris Brown      47        President, CEO, Director

Chuck Williams     54        Secretary, Director

George Carapella   49        Director

A director is elected for a period of one year at Tel-One's annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, the Board of Directors. Tel-One's director does not presently receive any compensation his services as director.

Set forth below is a biographical description of Tel-One's directors and executive officers.

W. KRIS BROWN, PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND DIRECTOR
BA  Marketing,  University  of  South  Florida

W. Kris Brown is currently President, CEO, and Chairman of the Board. He is an original founder of Telecom Response, Inc. which Incorporated and began operations on May 1, 1997. He is responsible for the complete revenue production of Telecom Response, Inc. He overseas and directs all Sales, Marketing, Operations and Financial matters of the firm. He handles all corporate communications and public relations interaction with all current and potential customers of Telecom Response, Inc.

Mr. Brown's professional experience encompasses many different areas in the Telecommunications industry. He has been involved in start up companies and divisions, and Mr. Brown's management experience is diverse. He acquired knowledge of start up telephony operations in 1981 at IsoTec. He developed missionary marketing programs that were used to increase sales and marketing awareness at Jarvis, a division of IsoTec.

In 1985, while working for Inter-Tel, Inc., Mr. Brown established the southeastern division of Inter-Tel. He ran the Inter-Tel offices in Florida, Georgia, New Jersey and Baltimore.

Mr. Brown enjoyed considerable success as President of Inter-Tel Communications, a subsidiary of Inter-Tel, Inc. and as VP of Inter-Tel, Inc. However, he became interested in telephony projects outside of Inter-Tel's manufacturing product line. With ideas in mind, Mr. Brown conducted a feasibility study to determine the viability of a outsource company for advanced applications. When he found that this concept was worthwhile and could be developed, Mr. Brown formed Telecom Response, Inc.

CHUCK  WILLIAMS,  SECRETARY,  DIRECTOR
BS  Business  Management,  Florida  State  University

Chuck Williams is currently Vice President of Strategic Planning and Finance, and a director of Telecom Response, Inc. Telecom Response has employed him since May 16, 2000. Prior to his employment, he was President and sole owner of an Equipment Leasing Company entitled Corporate Funding Resources, Inc. He has served as a director of TRI since October 1998. His duties consist of corporate planning for future enhanced revenue production and expense curtailment. He reports and works with the President to evaluate and maximize all financial matters for the firm.

Mr.  Williams's  professional  experience  involves various areas of the finance
industry.   He  has  held  Senior  Management  positions  with several financial institutions,  which  include  Banks,  Finance  and  Equipment  Leasing  Firms.

His numerous responsibilities involved corporate development, management and administration of company portfolio, finance and lease contracts, management and analysis of credit and documentation process and responsibilities involving multiple levels of debt financing and placement.

GEORGE  CARAPELLA,  DIRECTOR

Mr. Carapella has served as director of Tel-One since its formation in November, 2000. Mr. Carapella is presently also the Chief Executive Officer, President and Director of TravelLink Services, Inc., a Tampa, Florida based company formed in April 1999 that provides a travel referral program for the benefit of travel agents. His responsibilities at such company include marketing, development and strategic planning. Prior to undertaking such position, from 1995 to 1998, Mr. Carapella was the Director of Footcare Centers of America, Inc, a Florida corporation developed to consolidate the podiatric industry. He assisted the company in developing its marketing program and choosing strategic management partners to evolve the company to the point where underwriters and investment bankers would consider financing the company. From 1990 to 1995, Mr. Carapella founded and served as the Chief Executive Officer and a Director of 1-800-Low Airfare. Such company was formed to provide air travel programs for the consumers benefit at cost effective rates by implementing a marketing program through the use of a vanity numbers, which are used to market travel such as 1800-fly-wings and # Fly, and then negotiating rates with the airlines to provide the most cost effective fares available in the market. Mr. Carapella is currently President and Chief Executive Officer of Split Second Trading, Inc. a development stage company that currently has a registration statement pending before the Securities and Exchange Commission. Mr. Carapella is currently vice-president of Bay-Area Travel, Inc. Bay Area Travel, Inc. filed for chapter 11 protection pursuant to the United States Bankruptcy Code on August 12, 2000, Bay Area Travel has filed a plan of re-organization with the Bankruptcy Court and expects to be approved in the near future.

DIRECTOR  COMPENSATION

Directors of Tel-One who are not salaried officers will receive no fee for attending each Board meeting or meeting of a committee of the Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. In the future, Tel-One reserves the right to issue shares of Tel-One's common stock to non-officer Board members for their agreement to become a Board member.

LIMITATIONS  ON  PERSONAL  LIABILITY  OF  DIRECTORS  AND  OFFICERS

In  general, Tel-One articles of incorporation and bylaws provide the following:

- That the boards of directors fix the number of directors within a specified range. At present Tel-One have three directors;

- The existing directors will fill any vacancy or newly created directorship with any new director; and

- Only the chairman of the board, the board of directors or the president can call a board of directors meetings.

Tel-One is a Florida corporation and is subject to the Florida Business Corporation Act. Under the laws of Florida, the articles of incorporation can be amended only with the approval of Tel-One's board of directors and Tel-One shareholders. Tel-One's bylaws provide that they cannot be amended without the approval of a majority of Tel-One board of directors.

Provisions of the Florida Business Combination Law, of Tel-One articles of incorporation and bylaws may discourage or make more difficult the acquisition of control of Tel-One through a tender offer, open market purchase, proxy contest or otherwise. These provisions are intended to discourage or may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of One-Tel first to negotiate with us. Tel-One management believes that the foregoing measures, many of which are substantially similar to the takeover-related measures in effect for many other publicly held companies, provide benefits by enhancing Tel-One's ability to negotiate with a person making an unfriendly or unsolicited proposal to take over or restructure Tel-One. Tel-One believes that these benefits outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Provisions of the Florida Business Combination Law, in addition to provisions of Tel-One's articles of Incorporation and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have anti-takeover effect.

PRINCIPAL  SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of Tel-One's common stock as of the date of this Prospectus by (i) each person known by Tel-One to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each officer and director of Tel-One, and
(iii) by all officers and directors of Tel-One as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite his, her or its name.

                                                           Percent of     Percent of
                                    Amount and Nature of  Class Before   Class After
Name of Beneficial Owner            Beneficial Ownership    Offering       Offering
----------------------------------  --------------------  -------------  ------------
W. Kris Brown                                  4,077,000         40.77%        27.97%
George Carapella                               2,500,000            25%        13.64%

All Officers and
Directors as a Group (two persons)             6,577,000         65.77%        41.61%

SELLING  SHAREHOLDERS

W. Kris Brown, Board Member and Chief Executive Officer, is registering for sale 1,000,000 of his 4,077,000 shares which were acquired on December 7, 2000 pursuant to a distribution by Telecom Response, Inc. to its shareholders of its shares in Tel-OneGLC CARA, Inc. is registering for sale 1,000,000 shares of its 2,500,000 shares, SEB Capital Inc. is registering for sale 1,000,000 shares of its 2,500,000 shares and Tel-One is registering 1,000,000 shares. GLC CARA, Inc., SEB Capital, Inc. and W. Kris Brown have agreed with Tel-One to not sell any of their shares until Tel-One has sold all 1,000,000 shares offered by Tel-One. Tel-One is paying all costs and expenses associated with registering for sale 4,000,000 shares.

DESCRIPTION  OF  SECURITIES

The following summary description of the Securities is qualified in its entirety by reference to Tel-One's Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

Tel-One is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share. As of the date of this Prospectus, prior to giving effect to the securities to be issued in the Offering, there are 10,000,000 shares of Common Stock outstanding.

COMMON  STOCK

Holders of shares of common stock are entitled to one vote per share of common stock on all matters submitted to a vote of stockholders of Tel-One and to receive dividends when declared by the Board of Directors from funds legally available therefore. Upon the liquidation, dissolution or winding up of Tel-One, holders of shares of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of Tel-One and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of shares of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. See "Risk Factors" and "Dividend Policy."

SHARES  ELIGIBLE  FOR  FUTURE  SALE

All shares of common stock being offered hereby will be immediately tradable without restriction or further registration under the Securities Act. The outstanding shares of common stock include 7,000,000 shares of common stock outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were purchased or acquired by such stockholders of Tel-One in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. All of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule.

In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Tel-One, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from Tel-One or an affiliate of Tel-One. The number of shares of common stock that may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Tel-One (and who has not been an affiliate of Tel-One for 90 days prior to the sale) and who has beneficially owned shares acquired from Tel-One or an affiliate of Tel-One for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Tel-One's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair Tel-One's ability to raise capital through the sale of its equity securities.

TRANSFER  AND  WARRANT  AGENT

Corporate Stock Transfer, Inc. a Colorado based transfer agent will provide services to Tel-One. Corporate Stock Transfer is located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 and their telephone number is
(303)  282-4800  with  a  contact  person  of  Carylyn  Bell  or  Sally  Rogers.

LEGAL  MATTERS

The validity of the Shares offered hereby will be passed upon for Tel-One by Glenn Evan Goldberg, an attorney with the law firm of Goldberg Law Group, P.A., 100 S. Ashley Drive, Suite 2200, Tampa, Florida 33602

EXPERTS

The audited balance sheets of Tel-One were prepared by Baumann, Raymondo & Company, P.A., 11210 N. Dale Mabry, Tampa, Florida 33618 and the related Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flows have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL  INFORMATION

Tel-One has filed with the SEC a Registration Statement under the Securities Act with respect to the Shares offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and references are made to the Registration Statement and the exhibits thereto for further information with respect to Tel-One and the Shares offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements (as well as proxy reports and other information when filed) filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the SEC's Website (http://www.sec.gov). At the date hereof, Tel-One was not a reporting company under the Exchange Act.

     PART  II


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 607.0850(1) of the Florida Business Corporation Act (the "Corporation Act") provides that a Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 607.0850(2) provides that a Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 607.085 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.085 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

     Tel-One's Certificate of Incorporation and By-laws provide that Tel-One shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 607.085 of the Corporation Act. Reference is made to the Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be borne by Tel-One in connection with the issuance and distribution of the shares pursuant to the offering. Tel-One will pay all costs and expenses associated with registering 4,000,000 shares.

SEC registration fee                                 $ 2,000

NASD filing fee

NASDAQ SmallCap Market fee

Estimated Legal fees and expenses                    $30,000

Estimated Accounting fees                            $ 5,000

Estimated Blue Sky fees and expenses                 $10,000

Estimated Printing and engraving expenses            $10,000

Estimated Miscellaneous                              $ 4,000

       Total estimated fees and expenses             $61,000
                                                     -------

                     RECENT SALES OF UNREGISTERED SECURITIES

On November 3, 2000, Tel-One issued 2,500,000 shares of its common stock to GLC Cara, Inc. and 2,500,000 shares of its common stock to SEB Capital, Inc. in exchange for services to be rendered to Tel-One. On November 7, 2000, Tel-One issued 5,000,000 shares of its common stock to Telecom Response, Inc. as consideration for the acquisition of the rights to the contract receivables, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract identified as contract number 730-030-99-1. Subsequently, on December 7, 2000, Telecom Response, Inc. distributed as a dividend to their shareholders the 5,000,000 shares of common stock in Tel-One.

                                    EXHIBITS
     1       Financial  Schedule
     1(i)    Financial  Statement
     2       Independent  Auditors'  Consent
     3       State  of  Florida  Government  Centrex  Contract
     4(i)    Article  of  Incorporation
     4(ii)   By-Laws
     4(iii)  Attorney  Consent

                                  UNDERTAKINGS

     1. The Registrant will, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

     2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.


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
                                   SIGNATURES

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Tampa, State of Florida on the 26th day of December, 2000.

                                     TEL-ONE,  INC.



                                     By:  /S/  W. Kris Brown
                                        -------------------------------
                                     W. Kris Brown, Chief Executive Officer
                                     Chief  Operating  Officer,
                                     and  Director